EXHIBIT 10.2

Third Modification effective December 1, 2012
to the PROMISSORY NOTE dated December 17, 2009

This Third Modification (this “Third Modification”), dated this 19th day of November, 2012 and effective December 1, 2012 (the “Effective Date”) , is made to the PROMISSORY NOTE dated December 17, 2009 (the "Original Note"), by AMREP SOUTHWEST INC., a New Mexico corporation ("Borrower"), payable to KAPPA LENDING GROUP, LLC, a Pennsylvania limited liability company ("Lender," as successor in interest to Compass Bank) and subsequently modified by that certain First Modification (the “First Modification”) dated April 29, 2011 and that certain Second Modification (the “Second Modification”) dated August 24, 2012 (the Original Note as modified by the First Modification and the Second Modification hereinafter the “Note”).

1.          This Third Modification is a written amendment to the Note, made pursuant to the provisions contained in the “AMENDMENTS” Section at page 2 of the Note.

2.          All capitalized terms have the meaning defined in the Note unless a specific definition for such term is contained in this Third Modification.

3.           By mutual agreement of the parties, the Note is modified to extend the maturity of the Note to December 1, 2017 (the “New Maturity Date”) and to incorporate the  other changes detailed below.

4.           Borrower hereby acknowledges and agrees that the outstanding principal balance of the Note is $16,214,000.00. The Note continues to be non-revolving and no re-advance of principal shall be made.

5.           The section entitled “INTEREST RATE; MINIMUM RATE” in the Original Note is hereby deleted in its entirety and replaced with the following:

FIXED INTEREST RATE.  Commencing the Effective Date, this Note shall accrue interest on the unpaid principal from time to time outstanding at the fixed rate of Eight and One-Half Percent (8.5%) per annum.  Commencing upon the occurrence of an Event of Default (including the failure to pay all outstanding principal and accrued interest upon maturity) and continuing for so long as such  Event of Default remains uncured, the interest rate on this Note shall be increased by 4.00 percentage points to Twelve and One-Half Percent (12.5%) per annum.

6.          The “Principal Payments” provisions set forth in Section 5 of the Second Modification are hereby deleted in their entirety and replaced with the following:

Principal Payments. The principal balance of the Note shall be repaid as follows:

A.
Except as otherwise set forth in the Third Amendment to Loan Agreement dated as of even date herewith, for the period from the Effective Date until the New Maturity Date, there shall be no principal payments due from Borrower to Lender.

B.	The entire remaining principal balance of the Note together with all accrued and unpaid interest shall be due and payable in full on the New Maturity Date.

7.          The section entitled “NO PREPAYMENT PENALTY” in the Original Note is hereby modified by the provisions contained in Section 2(f) of the Third Amendment to Loan Agreement (as hereinafter defined), which require a prepayment premium in the circumstances contained therein.

8.          The Loan Agreement dated December 17, 2009 (as modified by that certain First Amendment to Loan Agreement dated as of April 29, 2011 and that Second Amendment to Loan Agreement dated August 24, 2012) referenced in the Note has been amended in conjunction with this Third Modification by that certain Third Amendment to Loan Agreement dated as of even dated herewith (the “Third Amendment to Loan Agreement”).

9.          This Third Modification amends the Note and is not a replacement or a novation of the Note. The Note, as amended by this Third Modification, remains in full force and effect.  Borrower acknowledges there are no defenses, real or personal to payment of the Note.

BORROWER:

                                                AMREP SOUTHWEST INC., a New Mexico
                                                corporation

                                                By:          /s/ James H. Wall, Jr.
                                                         James H. Wall, Jr., Sr. Vice President

                                                LENDER:

                                                KAPPA LENDING GROUP, LLC

                                                By:          /s/ William J. Bonner, Jr.
                                                        William J. Bonner, Jr., Vice President